UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2025

STRATEGY INC

(Exact name of registrant as specified in its charter)

Delaware	001-42509	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which Registered
10.00% Series A Perpetual Strife Preferred Stock, $0.001 par value per share	STRF	The Nasdaq Global Select Market
Variable Rate Series A Perpetual Stretch Preferred Stock, $0.001 par value per share	STRC	The Nasdaq Global Select Market
8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share	STRK	The Nasdaq Global Select Market
10.00% Series A Perpetual Stride Preferred Stock, $0.001 par value per share	STRD	The Nasdaq Global Select Market
Class A common stock, $0.001 par value per share	MSTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On November 13, 2025, Strategy Inc (“Strategy” or the “Company”) completed an initial public offering (the “Offering”) registered under the Securities Act of 1933, as amended (the “Securities Act”), of 7,750,000 shares of a new class of its capital stock titled “10.00% Series A Perpetual Stream Preferred Stock” (the “STRE Stock”). The gross proceeds from the Offering were approximately €620.0 million (or $716.8 million) and the net proceeds from the Offering were approximately €608.8 million (or $703.9 million), after deducting the underwriting discounts and commissions and the Company’s estimated offering expenses. Strategy’s gross proceeds and net proceeds in U.S. dollars disclosed herein are calculated based upon the Euro to U.S. dollar exchange rate of €1.00/$1.1561.

In connection with this issuance of STRE Stock, Strategy filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware on November 12, 2025 designating an aggregate of 7,750,000 shares of, and establishing the terms of, the STRE Stock.

The STRE Stock accumulates cumulative dividends (“regular dividends”) at a rate per annum equal to 10.00% on the stated amount thereof, which is €100 per share of STRE Stock. Regular dividends on the STRE Stock will be payable when, as and if declared by Strategy’s board of directors or any duly authorized committee thereof, out of funds legally available for their payment, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on December 31, 2025. Declared regular dividends on the STRE Stock will be payable solely in cash. In the event that any accumulated regular dividend on the STRE Stock is not paid on the applicable regular dividend payment date, then additional regular dividends (“compounded dividends”) will accumulate on the amount of such unpaid regular dividend, compounded quarterly. The compounded dividend rate applicable to any unpaid regular dividend that was due on a regular dividend payment date will initially be a rate per annum equal to 10% plus 100 basis points; provided, however, that, until such unpaid regular dividend, together with compounded dividends thereon, is paid in full, such compounded dividend rate will increase by 100 basis points per annum for each subsequent regular dividend period, up to a maximum dividend rate of 18% per annum.

If Strategy fails to declare a regular dividend on or prior to a given regular record date, such failure will constitute the issuance of a notice of deferral. Upon issuance of such notice, Strategy will (except during any period when the terms of our dividend senior stock or indebtedness then outstanding would prohibit the payment of dividends on the STRE Stock) use commercially reasonable efforts over the following 60-day period to sell 8.00% Series A Perpetual Strike Preferred Stock, 10.00% Series A Perpetual Stride Preferred Stock, class A common stock and/or other junior stock to raise proceeds in an amount sufficient to cover any deferred dividends that would have been due with respect to the applicable regular dividend payment date, plus compounded dividends thereon, on the next “deferred regular dividend payment date” (as defined in the Certificate of Designations); provided, however, that Strategy’s ability to use any such proceeds to cover any such deferred dividends (plus compounded dividends thereon) on the STRE Stock is subject to the payment of accumulated dividends in full on Strategy’s 10.00% Series A Perpetual Strife Preferred Stock and Variable Rate Series A Perpetual Stretch Preferred Stock and the terms of any other dividend senior stock that Strategy may issue in the future. Payment of any declared regular dividend on such deferred regular dividend payment date will be made, if at all, to the preferred stockholders of record as of the close of business on the “deferred regular record date” (as defined in the prospectus supplement related to this offering) immediately preceding such deferred regular dividend payment date.

Strategy will have the right, at its election, to redeem all, and not less than all, of the STRE Stock, at any time, for cash if the total number of shares of all STRE Stock then outstanding is less than 25% of the total number of shares of STRE Stock originally issued in the Offering and in any future offering taken together. In addition, Strategy will have the right to redeem all, but not less than all, of the STRE Stock if certain tax events occur. The redemption price for any STRE Stock to be redeemed will be a cash amount equal to the liquidation preference (described below) of such share to be redeemed as of the business day before the date on which Strategy sends the related redemption notice, plus accumulated and unpaid regular dividends on such share to, but excluding, the redemption date.

If an event that constitutes a “fundamental change” under the Certificate of Designations occurs, then, subject to certain limitations, holders of the STRE Stock will have the right to require Strategy to repurchase some or all of their shares of STRE Stock at a cash repurchase price equal to the stated amount of the STRE Stock to be repurchased, plus accumulated and unpaid regular dividends, if any, to, but excluding the fundamental change repurchase date.

The liquidation preference of the STRE Stock will initially be €100 per share. Effective immediately after the close of business on each business day after the initial issue date (and, if applicable, during the course of a business day on which any sale transaction to be settled by the issuance of STRE Stock is executed, from the exact time of the first such sale transaction during such business day until the close of business of such business day), the liquidation preference per share will be adjusted to be the greatest of (i) the stated amount per share of STRE Stock; (ii) in the case of any business day with respect to which Strategy has, on such business day or any business day during the ten trading day period preceding such business day, executed any sale transaction to be settled by the issuance of STRE Stock, an amount equal to the last reported sale price per share of STRE Stock on the trading day immediately before such business day; and (iii) the arithmetic average of the last reported sale prices per share of STRE Stock for each trading day of the ten consecutive trading days (or, if applicable, the lesser number of trading days as have elapsed during the period from, and including, the initial issue date to, but excluding, such business day) immediately preceding such business day.

The above description of the Certificate of Designations and the terms of the STRE Stock is a summary and is not complete. A copy of the Certificate of Designations and the form of the certificate representing STRE Stock are filed as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Certificate of Designations and the STRE Stock set forth in such exhibits.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

The information set forth above in this Current Report under Item 3.03 is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations relating to the STRE Stock.

4.1	Form of certificate representing the STRE Stock (included as Exhibit A to Exhibit 3.1).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2025	Strategy Inc (Registrant)

	By:	/s/ W. Ming Shao
	Name:	W. Ming Shao
	Title:	Executive Vice President & General Counsel